UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	¨	Definitive Information Statement

IIOT-OXYS, INC.

(Name of Registrant as Specified In Its Charter)

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IIOT-OXYS, INC.

705 Cambridge St.

Cambridge, MA 02141

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of a majority of the voting power of the stockholders of IIOT-OXYS, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase our authorized shares of common stock from 190,000,000 to 1,000,000,000.

The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on December 3, 2020 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

December__, 2020	By Order of the Board of Directors
Clifford L. Emmons
Chief Executive Officer

IIOT-OXYS, INC.

705 Cambridge St.

Cambridge, MA 02141

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting described in this information statement. We are mailing this information statement to our stockholders of record on December 3, 2020.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 190,000,000 to 1,000,000,000.

How many shares of voting stock were outstanding on December 3, 2020?

On December 3, 2020, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 146,110,130 shares of Common Stock outstanding, and 25,845 shares of our Series A Supervoting Preferred Stock (the “Series A Preferred Stock”) issued and outstanding.

Each share of Series A Preferred Stock has voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A and any newly designated Preferred stock issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

The shares of Series A Preferred Stock vote together with the Common Stock as a single class with respect to any and all matters presented to the holders of Common Stock for their action.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the approval of the holders of 3,121,343 shares of Common Stock and 25,845 shares of Series A Preferred Stock (representing 2,925,325,343 votes), or approximately 95.11% of the voting power of our stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 190,000,000 TO 1,000,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to increase our authorized shares of Common Stock from 190,000,000 to 1,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our Articles of Incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 190,000,000 shares of Common Stock, par value $0.001 per share. As of December __, 2020, we had 146,110,130 shares of Common Stock issued and outstanding; however, we have entered into a series of financing transactions which require us to maintain a reserve of shares for conversions of outstanding debt and exercise of warrants which are at multiples of the number of shares from time to time issuable thereunder. In addition, in order to obtain future financings, we may be required to have additional authorized and unissued shares reserved for issuance. A summary of our outstanding financing transactions which, pursuant to their various terms, require the increase of authorized shares of Common Stock is as follows:

Stock Incentive Plans

2017 Stock Incentive Plan

Under our 2017 Stock Incentive Plan (the “2017 Plan”), there are 4,500,000 shares of common stock authorized for non-qualified and incentive stock options, restricted stock units, restricted stock grants, and stock appreciation rights, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. As of December __, 2020, there are 3,895,500 remaining to be issued under the 2017 Plan.

2019 Stock Incentive Plan

Under our 2019 Stock Incentive Plan (the “2019 Plan”), there are 5,000,000 shares of common stock authorized for non-qualified and incentive stock options, restricted stock units, restricted stock grants, and stock appreciation rights, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. As of December __, 2020, there are 4,220,000 remaining to be issued under the 2019 Plan.

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Convertible Consulting Fees

We have entered into consulting agreements with three of our executive officers pursuant to which our executive officers may, at their election, convert their accrued and unpaid consulting fees into shares of our Common Stock at a 10% discount to the market price over the previous 30 days. We have estimated will need to reserve approximately 25,000,000 shares of Common Stock to account for these conversions.

Convertible Promissory Notes and Warrants

January 2018 Convertible Note and Warrants

On January 18, 2018, the Board of Directors of the Company approved a non-public offering of up to $1,000,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes were originally convertible into shares of the Company’s common stock, at any time at a rate of $0.65 per share.

In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

On January 22, 2018, the Company entered into a SPA and Security and Pledge Agreement with its first investor in the offering and issued a note to the investor in the principal amount of $500,000. In addition to the note, the Company issued to the investor 384,615 warrants.

On March 7, 2019, the Board of Directors of the Company approved Amendment No. 1 to the 12% Senior Secured Convertible Promissory Note and the Warrant Agreement, each issued January 22, 2018, respectively, to the note holder. The amendments (i) extend the maturity date of the note to March 1, 2021 and extend the term of the warrants to March 6, 2024, (ii) lower the conversion price of the note and the exercise price of the warrants to $0.20 and $0.30, respectively, and (iii) add an adjustment to the conversion and exercise price of the note and warrants, respectively, in the event the Company does not achieve certain milestones during calendar 2019.

On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively.

Effective January 15, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the principal was increased by 20%, or $100,000, and the Company was required to issue an additional 384,615 warrants at the then effective exercise price of $0.15 per share.

The unpaid principal balance of the note is $600,000 as of December __, 2020, which includes the default penalty noted above and the note is convertible at $0.10 per share. If no interest is paid until maturity, the principal and interest owed on the note will be $678,600. Due to the current market price of the Company’s Common Stock, it is contemplated that the conversion price may be lowered (e.g. in exchange for waivers of default provisions) to a price more reasonable for an exercise (e.g. $0.01 per share).

The total warrants issued to the investor as of December __, 2020, are 769,230.

January 2019 Convertible Note and Warrants

On January 22, 2019, the Company entered into a Securities Purchase Agreement and Security and Pledge Agreement with a single related-party investor and issued a Secured Convertible Promissory Note to the investor in the principal amount of $55,000. In addition to the note, the Company issued to the investor 36,667 warrants. If the Company ever defaults on the loan, the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

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The unpaid principal balance of the note is $55,000 as of December __, 2020, and the note is convertible at $0.00084 per share. If no interest is paid until maturity, the principal and interest owed on the note will be $60,787.

The total warrants issued to the investor as of December __, 2020, are 36,667.

March 2019 Convertible Note and Warrants

On March 7, 2019, the Board of Directors of the Company approved a non-public offering of up to $500,000 aggregate principal amount of its 12% Senior Secured Convertible Notes. The notes were originally convertible into shares of the Company’s common stock at a rate of $0.20 per share. The notes mature March 1, 2021.

In addition to the issuance of the notes in the offering, the Company’s Board of Directors approved, as part of the offering, the issuance of warrants to purchase one share of the Company’s common stock for 50% of the number of shares of common stock issuable upon conversion of each note.

On March 6, 2019, the Company entered into SPAs and Security and Pledge Agreements with its first two investors in the offering and issued notes to the investors in the aggregate principal amount of $100,000. In addition to the notes, the Company issued to the investors an aggregate of 250,000 warrants. If the Company ever defaults on the loan the warrants to be issued will increase from 50% of the number of shares of common stock issuable upon conversion to 100%.

On January 1, 2020, the Company failed to achieve certain milestones during calendar 2019 and, as such, the conversion/exercise prices of the note and warrants were adjusted to $0.10 and $0.15, respectively.

Effective January 15, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the principal was increased by 20%, or $20,000, in aggregate, and the Company was required to issue an additional 250,000 warrants at the then effective exercise price of $0.15 per share.

On September 21, 2020, the Company entered into amendments to the Notes pursuant to which the conversion price was changed to $0.01 for up to $10,000 worth of the principal of each Note and one of the investors converted $10,000 of its note.

The aggregate unpaid principal balance of the notes is $110,000 as of December __, 2020, which includes the default penalty noted above and the note is convertible at $0.10 per share.

If no interest is paid until maturity, the principal and interest owed on the note will be $124,598. Due to the current market price of the Company’s Common Stock, it is contemplated that the conversion price may be lowered (e.g. in exchange for waivers of default provisions) to a price more reasonable for an exercise (e.g. $0.01 per share).

The total aggregate warrants issued to the investors as of December __, 2020, are 500,000.

August 2019 Convertible Note and Warrants

On August 2, 2019, the Company entered into a Securities Purchase Agreement with a related-party investor for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000. The note was originally convertible into shares of the Company’s common stock at a rate of $0.08 per share. The note matures August 2, 2021. $75,000, $25,000, and $25,000 subscription funds were received by the Company from the investor on August 2, 2019, September 6, 2019, and October 16, 2019, respectively. In addition to the note, the Company issued to the investor an aggregate of 781,250 warrants.

Effective January 30, 2020, the Company went into technical default of the note agreement as a result of not making the December 31, 2019 interest payment within the required period. As a result, the Company was required to issue an additional 781,250 warrants.

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The unpaid principal balance of the note is $125,000 as of December __, 2020, and the note is convertible at $0.00084 per share. If no interest is paid until maturity, the principal and interest owed on the note will be $152,276.

The total warrants issued to the investor as of December __, 2020, are 1,562,500.

July 2020 Convertible Notes

In connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS Investments, LLC (“GHS”) a Convertible Promissory Note in the principal amount of $100,000 (the “$100k Note”). The $100k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. The $100k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.01 per share. Upon the issuance of the $100k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $100k Note is convertible and, 101 days from the issuance of the $100k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $100k Note is convertible.

The unpaid principal balance of the note is $100,000 as of December __, 2020, and the note is convertible at $0.01 per share. If no interest is paid until maturity, the principal and interest owed on the note will be $107,479.

In connection with entering into the Equity Financing Agreement, on July 29, 2020, the Company issued to GHS a Convertible Promissory Note in the principal amount of $75,000 (the “$75k Note”). The $75k Note matures on April 29, 2021 upon which time all accrued and unpaid interest will be due and payable. The $75k Note is convertible at any time, upon the election of GHS, into shares of the Company’s Common Stock at $0.0099 per share. Upon the issuance of the $75k Note, the Company has agreed to reserve one times the amount of shares of Common Stock into which the $75k Note is convertible and, 101 days from the issuance of the $75k Note, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the $75k Note is convertible.

The unpaid principal balance of the note is $75,000 as of December __, 2020, and the note is convertible at $0.0099 per share. If no interest is paid until maturity, the principal and interest owed on the note will be $80,610.

Preferred Stock

Series A Supervoting Preferred Stock

As of December __, 2020, we have issued and outstanding 25,845 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 100 shares of our Common Stock. 2,584,500

Series B Convertible Preferred Stock

On November 19, 2020, pursuant to the terms of a Securities Purchase Agreement dated November 16, 2020 (the “SPA”), the Company entered into a new preferred equity financing agreement with GHS in the amount of up to $600,000. The SPA provides for GHS’s purchase, from time to time, of up to 600 shares of our newly-designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The initial closing under the SPA consisted of 45 shares of Series B Preferred Stock, stated value $1,200 per share, issued to GHS for an initial purchase price of $45,000, or $1,000 per share. At the Company’s option, and subject to the terms of the SPA and the Certificate of Designation for the Series B Preferred Stock (the “COD”), additional closings in the amount of 40 shares of Series B Preferred Stock for a total purchase price of $40,000 may take place at a rate of up to once every 30 days. In connection with the initial closing in the amount of 45 shares of Series B Preferred Stock, the Company issued an additional 25 shares of Series B Preferred Stock to GHS as a commitment fee.

The Series B Preferred Stock is convertible to shares of the Company’s Common Stock at a price equal to the lowest trading price for the Company’s common stock during the 25 trading days preceding any conversion. Under the COD, within 101 days from the initial closing, the Company will reserve two-and-a-half times the amount of shares of Common Stock into which the Series B Preferred Stock is convertible. Assuming the issuance of all 600 authorized shares of Series B Preferred Stock, we have estimated this amount to be 360,000,000.

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The table below addresses our current outstanding shares, shares to be issued under stock incentive plans, shares issuable pursuant to conversions for accrued and unpaid consulting fees, aggregate convertible and share reserve requirements under our convertible debt agreements, shares to be issued pursuant to warrant exercises, and share reserve requirements under our preferred stock as of December 3, 2020 (the record date):

Security	Shares to be Reserved out of Authorized
Outstanding shares of Common Stock:	146,110,130 shares of Common Stock
Shares of Common Stock remaining to be issued under stock incentive plans:	8,115,500 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of accrued and unpaid consulting fees:	25,000,000 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of outstanding convertible debt:	381,191,971 shares of Common Stock
Shares of Common Stock to be issued pursuant to exercises of issued warrants:	2,868,397 shares of Common Stock
Shares of Common Stock to be issued pursuant to conversions of issued and outstanding shares of Series A Supervoting Preferred Stock:	2,584,500 shares of Common Stock
Shares of Common Stock to be reserved pursuant to Series B Convertible Preferred designation:	360,000,000 shares of Common Stock
Shares of Common Stock to be reserved for future investment:	74,129,502 shares of Common Stock
Total:	1,000,000,000 shares of Common Stock

The shares of Series B Preferred Stock are (as well as some of our convertible debt upon default) are convertible at rates that are dependent upon the trading price of our Common Stock from time to time. As a result, the number of shares of Common Stock issuable under these arrangements is variable.

Based on the above, the Board of Directors believes that the increase in our authorized Common Stock will allow us to comply with existing financing agreements and will also provide us greater flexibility with respect to the Company’s capital structure for purposes of obtaining additional financing.

Effects of the Increase in Authorized Common Stock

In the event of conversions of shares of preferred stock, outstanding convertible debt, and the exercise of warrants and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although conversions of shares of preferred stock, debt conversions, warrant exercises and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions of preferred stock, outstanding debt, and exercise of warrants, among others (other than by way of a stock split or dividend), would have the effect of diluting existing stockholders.

At present, the Board of Directors has no specific plans to issue the additional shares of Common Stock authorized by the Amendment (except upon conversions of preferred stock, outstanding debt, and exercise of warrants). However, the Company anticipates that some of these additional shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

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BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) all named executive officers and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 146,110,130 shares of common stock outstanding. Unless otherwise further indicated in the following table, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of each person beneficially owning in excess of 5% of the outstanding common stock named in the following table is: 705 Cambridge Street, Cambridge, MA 02141.

155,459,360

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors’
Clifford Emmons	84,759,798	(2)	36.84%
Antony Coufal	13,142,424	(3)	8.30%
Karen McNemar	15,970,515	(4)	9.90%
Vidhyadhar Mitta	171,166,010	(5)	54.25%
Executive Officers, Named Executive Officers, and Directors as a Group (4 Persons)	285,038,747		66.73%
5% Beneficial Holders (Not Named Above)
Sergey Gogin 3080 W 1st Apt 601 Brooklyn, NY 11224	9,349,230	(6)	6.01%

*Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Information Statement.
(2)	Includes 780,000 shares that have vested but have yet to be issued and 36,667 shares issuable upon the exercise of warrants issued to Cambridge MedSpace LLC, an entity of which Mr. Emmons is an owner. Also includes an estimated 70,000,000 shares issuable upon the conversion of a note issued to Cambridge MedSpace LLC. Includes an estimated 13,163,131 shares of Common Stock issuable upon the conversion of accrued and unpaid salary. Lastly, includes 780,000 shares issuable upon the conversion of 7,800 shares of Series A Supervoting Preferred Stock.
(3)	Includes 900,000 shares that have vested but have yet to be issued and an estimated 12,242,424 shares of Common Stock issuable upon the conversion of accrued and unpaid salary.
(4)	Includes 604,500 shares that have vested but have yet to be issued and an estimated 14,761,515 shares of Common Stock issuable upon the conversion of accrued and unpaid salary. Also includes 604,500 shares issuable upon the conversion of 6,045 shares of Series A Supervoting Preferred Stock.
(5)	Includes 1,562,500 shares issuable upon the exercise of warrants. Also includes an estimated 166,666,667 shares issuable upon the conversion of a note issued to Mr. Vidhyadhar. Lastly, includes 1,200,000 shares issuable upon the conversion of 1,200 shares of Series A Supervoting Preferred Stock.
(6)	Includes an estimated 6,680,000 shares issuable upon the conversion of a note issued to Mr. Gogin and 769,230 shares issuable upon the exercise of warrants. Also includes an estimated 1,650,000 shares issuable upon the conversion of a note issued to YVSGRAMORAH LLC, an entity controlled by Mr. Gogin and 250,000 warrants issuable upon the exercise of warrants issued to YVSGRAMORAH LLC.

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DESCRIPTION OF SECURITIES

General

Our current authorized capital stock consists of 190,000,000 shares of common stock, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which we have designated 25,845 shares as Series A Supervoting Preferred Stock and 600 Series B Convertible Preferred Stock. Our Board of Directors can, without shareholder approval, cause additional shares of preferred stock to be issued and may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those additional shares. If our Board of Directors causes additional shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. Our Board of Directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Additional preferred shares issued by our Board of Directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Additional preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, additional preferred shares could have preference in the event of liquidation of the Company, which means that the holders of additional preferred shares would be entitled to receive the net assets of the Company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any additional shares of preferred stock, except pursuant to our existing agreements with GHS.

Common Stock

The holders of outstanding common shares are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common shares are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common shares after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding common share is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation authorize us to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Series A Supervoting Preferred Stock

Pursuant to the Certificate of Designation for the Series A Preferred Stock, the material features of the Preferred Stock include the following

Dividends

Initially, there will be no dividends due or payable on the Series A Supervoting Preferred Stock.

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Liquidation Rights

Upon the occurrence of a Liquidation Event (as defined below), the holders of Series A Supervoting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series A Supervoting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Company, (ii) the purchase or redemption by the Company of shares of any class of stock or the merger or consolidation of the Company with or into any other corporation or corporations, or (iii) the sale, license or lease of all or substantially all, or any material part of, the Company’s assets.

Conversion Rights

Each holder of Series A Supervoting Preferred Stock may voluntarily convert its shares into shares of Common Stock of the Company at a rate of 1:100 (as may be adjusted for any combinations or splits with respect to such shares).

Voting Rights

If at least one share of Series A Supervoting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Supervoting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Supervoting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A and any newly designated Preferred stock issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series A Supervoting Preferred Stock issued and outstanding at the time of voting]

Series B Convertible Preferred Stock

Pursuant to the Certificate of Designation for the Series B Preferred Stock, the material features of the Preferred Stock include the following:

•	The Preferred Stock is convertible to shares of the Company’s common stock at a price equal to the lowest trading price for the Company’s common stock during the 25 trading days preceding any conversion;

•	Conversions are limited so that no conversion may be made to the extent that, following a conversion, the beneficial ownership of GHS and its affiliates would be more than 4.99% of the Company’s outstanding shares of common stock;

•	The Preferred Stock is entitled to receive dividends at an annual rate of 12% on the stated value thereof, payable quarterly;

•	At the Company’s option, dividend payments may be made in cash or by the issuance of additional shares of Preferred Stock, valued at the stated value ($1,200 per share) thereof;

•	The Preferred Stock may, at the Company’s option, be redeemed by the Company’s payment of the stated value thereof with the following premiums based on the time of the redemption:

o	115% of the stated value if the redemption takes place within 90 days of issuance;

o	120% of the stated value if the redemption takes place after 90 days and within 120 days of issuance;

o	125% of the stated value if the redemption takes place after 120 days and within 180 days of issuance; and

o	each share of Preferred Stock is redeemed one year from the day of issuance.

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•	The Preferred Stock will vote together with the Company’s common stock on an as-converted basis on all matters submitted to a vote of the Company’s shareholders, but not in excess of the 4.99% conversion limitation;

•	Holders of the Preferred Stock are entitled to “piggy-back” registration rights, and may, at their option, include the shares of common stock issuable upon conversion of the Preferred Stock in any future registration statement to be filed by the Company;

•	If the Company fails to timely deliver the required shares of common stock upon a conversion of the Preferred Stock, or if the Company otherwise breaches the material covenants of the COD, the Company will incur significant financial penalties, including, but not limited to, the payment of liquidated damages and the forced redemption of the Preferred Stock at the sum of (a) the greater of (i) 135% of the stated value and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the triggering event, multiplied by (z) the stated value divided by the then applicable conversion price (b) all accrued but unpaid dividends and (c) all liquidated damages, late fees, and other costs and expenses due (the sum of (a), (b), and (c), the “Triggering Redemption Amount”). The holder may also (i) redeem all of the Preferred Stock through the issuance of shares of common stock equal to the quotient of (x) the Triggering Redemption Amount, divided by (y) the lowest of (1) the conversion price, and (2) 75% of the average of the 10 VWAPs immediately prior to the date of election, and (ii) increase the dividend rate on all of the outstanding Preferred Stock held by the holder retroactively to the initial closing date to 18% per annum thereafter.

Under additional covenants set forth in the COD, holders of the Preferred Stock enjoy certain other rights, including:

•	The right to have the conversion price adjusted downward to match the conversion price of any newly-issued variable price convertible security with a conversion price more favorable than that set forth in the COD;

•	The right to participate in any future rights offerings; and

•	The right to participate in any future financings the Company may conduct.

Nevada Anti-Takeover Laws

The Nevada “Acquisition of Controlling Interest” statutes generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our shareholders.

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The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not intend to pay dividends for the foreseeable future.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

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Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of Corporation: IIOT-OXYS, Inc.

2.	The Articles have been amended as follows:

Section 3 is hereby amended to read as follows:

3. Authorized Stock:

Number of shares with par value: 1,010,000,000

Par value per share: $0.001

Number of shares without par value: 0

The aggregate number of shares which the Corporation shall have the authority to issue is one billion ten million (1,010,000,000) shares. One billion (1,000,000,000) shares shall be designated common stock and shall have a par value of $0.001. Ten million (10,000,000) shares shall be designated preferred stock and shall have a par value of $0.001 per share.

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 95.11%.

4.	Effective date of filing: (optional)

5.	Signature:

Clifford L. Emmons, Chief Executive Officer

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